CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A (Nos. 333-37453/811-08413) of Evergreen Equity Trust (Evergreen Stock Selector Fund), of our report dated August 12, 1997 on the CoreFunds, Inc. Core Equity Fund.


                                                  /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
July 28, 1998